UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2011

Juniata Valley Financial Corp.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436-8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2011, Juniata Valley Financial Corp. awarded Stock Options under the Company’s 2011 Stock Option Plan to certain of its officers, including the executive officers listed below.

Marcie A. Barber, President and Chief Executive Officer, received an option to purchase 5,000 shares of common stock, which will vest ratably over a five-year period, at a grant price of $17.75 per share.

JoAnn N. McMinn, Executive Vice President and Chief Financial Officer received an option to purchase 4,000 shares of common stock, which will vest ratably over a three-year period, at a grant price of $17.75 per share.

The grant date for the stock options is September 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.
Date: September 22, 2011	By:	/s/ JoAnn McMinn
		Name:	JoAnn McMinn
		Title:	EVP, Chief Financial Officer